UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2009 (May 22, 2009)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2009, certain executive officers of Georgia Gulf Corporation (the “Company”) voluntarily elected to forfeit certain options to purchase shares of the Company’s common stock (the “Shares”) with an exercise price of $53.38 granted on February 28, 2005.  The purpose of these forfeitures is to return the Shares to the Company so that the Company may make further grants to other employees.

These executive officers did not receive any consideration for the forfeited options.  The form of forfeiture notice (attached as Exhibit 10.1 hereto) contains the acknowledgement of the forfeiting officer that no commitments to grant any replacement equity awards were made by the Company.

The officers and the respective number of Shares are as follows:

Name	Title	Shares

Paul Carrico	President and Chief Executive Officer	5,000

Joel Beerman	Vice President, General Counsel and Secretary	14,500

Mark Seal	Vice President – Aromatics and Additives	14,500

James Worrell	Vice President – Human Resources	5,000

William Doherty	Vice President – PVC Compounds	14,500

Doug Shannon	Vice President - Procurement	14,500

Mark Buckis	Vice President and Corporate Controller	3,600

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits.

Number	Exhibit

10.1	Form of Forfeiture Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: May 27, 2009